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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

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                              BIONX IMPLANTS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


   --------------------------------------------------------------------------
   (Name of Person(s) Filing Consent Statement, if other than the Registrant)

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                               [BIONX LETTERHEAD]

November 21, 2002

Dear Shareholders:

         We are writing this letter to correct a statement in our proxy statement, dated November 8, 2002, relating to our 2002 annual meeting of shareholders, and to inform you that Richard Robbins has joined our Company's Board of Directors, effective November 20, 2002.

         The proxy statement indicates that David J. Bershad is a member of the Audit Committee of our Board of Directors. We learned, after the proxy statement was printed, that Mr. Bershad has resigned from the Audit Committee of our Board of Directors, but will remain on our Board. With the addition of Richard Robbins, our Board of Directors now has seven members. Mr. Robbins will also serve as a member of our Audit Committee, along with Anthony J. Dimun and Terry
D. Wall.

         Since August 2002, Mr. Robbins, who is 62 years old, has been the principal of Robbins Consulting LLC, which provides financial, strategic and management consulting services. He previously served as a partner in Arthur Andersen LLP's accounting and audit practice for more than five years, until his retirement from that firm in July 2002. Mr. Robbins does not currently own any shares of the Company's common stock. Pursuant to the Company's Stock Option/Stock Issuance Plan, he was granted a stock option covering 10,000 shares of our common stock upon joining our Board.

                                      Very truly yours,

                                      BIONX IMPLANTS, INC.



                                      By:  __________________________
                                           Gerard Carlozzi
                                           President and Chief Executive Officer